Herman Miller Reports First Quarter Fiscal 2019 Results

•	Year-over-year sales growth of 8%; broad-based across all segments

•	9% increase in reported EPS (adjusted EPS growth of 21%)

•	Strategic investments in HAY and Maars Living Walls
Webcast to be held Thursday, September 20, 2018, at 9:30 AM ET

Release	Immediate
Date	September 19, 2018
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its first quarter ended September 1, 2018. Net sales in the quarter totaled $624.6 million, an increase of 7.6% from the same quarter last fiscal year. New orders in the first quarter of $630.6 million were 6.0% above the prior year level.

Herman Miller reported net earnings of $0.60 per share on a diluted basis in the first quarter compared to diluted earnings per share of $0.55 in the same quarter last fiscal year. Excluding the impact of restructuring and impairment expenses, and other special charges, adjusted earnings per share in the first quarter totaled $0.69 compared to adjusted earnings per share of $0.57 in the first quarter of last fiscal year.

Andi Owen, Chief Executive Officer, stated, "As I have engaged with stakeholders across the Herman Miller community in the past month since joining the Company, it has become even more clear to me that the legacy of innovation and design at the heart of Herman Miller will lay the foundation for our future success. There are tremendous opportunities ahead to leverage Herman Miller’s global multi-channel distribution capabilities and leading portfolio of brands with both commercial and consumer audiences. These opportunities include leveraging the investments that we made this quarter in HAY, a leading global design brand in both commercial and consumer furnishings, and Maars Living Walls, a global designer and manufacturer of interior wall solutions. Our teams are in the early days of integrating these brands into our portfolio and that work is progressing ahead of schedule. Our momentum is evident from our first quarter results as net sales and order levels reflected growth across all of our business segments and adjusted earnings exceeded the expectations established at the start of the quarter. I look forward to working with our leadership team to leverage our key strategic priorities to accelerate the growth and evolution of our business.”

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First Quarter Fiscal 2019 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)
	Three Months Ended
	9/1/2018	9/2/2017	% Chg.
Net Sales	$624.6	$580.3	7.6%
Gross Margin %	36.0%	37.4%	N/A
Operating Expenses	$178.0	$165.7	7.4%
Restructuring and Impairment Expenses	$1.1	$2.1	(47.6)%
Operating Earnings %	7.4%	8.5%	N/A
Adjusted Operating Earnings %*	8.4%	8.8%	N/A
Adjusted EBITDA*	$73.6	$68.6	7.3%
Net Earnings Attributable to Herman Miller, Inc.	$35.8	$33.1	8.2%
Earnings Per Share – Diluted	$0.60	$0.55	9.1%
Adjusted Earnings Per Share – Diluted*	$0.69	$0.57	21.1%
Orders	$630.6	$594.8	6.0%
Backlog	$346.4	$332.1	4.3%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the first quarter of fiscal 2019 totaled 36.0%, representing a 140 basis point decrease from the level reported in the same quarter of last fiscal year. Approximately 60 basis points of the year-over-year decrease in gross margin related to the adoption of the new revenue recognition standard (ASC 606) at the beginning of fiscal 2019. This adoption required recording certain product pricing elements as expenses within cost of goods sold that were previously classified on a net basis within sales. Excluding this impact, gross margin decreased by 80 basis points compared to the same quarter last year.
Operating expenses in the first quarter were $178.0 million compared to $165.7 million in the same quarter a year ago. Operating expenses included certain special charges totaling $5.1 million in the first quarter of fiscal 2019. The special charges related primarily to costs associated with the CEO transition and external consulting fees associated with the Company's profit enhancement initiatives. Excluding these items, operating expenses increased by $7.2 million compared to the same quarter last year.
The Company recognized pre-tax restructuring and impairment expenses totaling $1.1 million in the first quarter related to the consolidation of certain facilities in China and the United Kingdom that were announced last quarter. These costs primarily reflected asset impairments, severance, outplacement costs and moving expenses.
Herman Miller’s effective income tax rate in the first quarter was 20.0%, compared to 30.5% in the same quarter last fiscal year. This rate is lower than the prior year tax rate primarily due to the lower marginal corporate tax rate that resulted from the U.S. Tax Cuts and Jobs Act enacted in the third quarter of fiscal 2018.

Jeff Stutz, Chief Financial Officer, noted, "Broad-based sales growth and well-managed operating expenses propelled our quarterly performance.  Gross margins reflected higher commodity and freight expenses as well as ongoing margin pressure within one of our Specialty businesses. Our continued focus on long-term profit optimization remains a strategic priority and helped offset some of these margin pressures this quarter. This operating performance combined with a lower effective tax rate helped drive a 21% increase in adjusted earnings per share compared to last year. While we believe our business is poised to benefit from our strategic position and a generally strong economic picture, we will have to navigate the global tariff picture and related commodity pressures in the near-term. Our outlook for the upcoming second quarter reflects both our current expectations of these exposures as well as benefits from the actions that we are contemplating to help mitigate those pressures.”

The Company ended the first quarter with total cash and cash equivalents of $101.7 million, a decrease of $102.2 million from the balance at the end of fiscal 2018. The reduction in cash balances primarily related to the equity and licensing agreement investments of $77 million in HAY and Maars Living Walls in the first quarter of fiscal 2019. Cash flow generated from operations in the first quarter of $33.6 million compared to $18.9 million in the same quarter last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the first quarter of fiscal 2019:

Organic Sales Growth by Segment *

	Three Months Ended					Three Months Ended
	9/1/18					9/2/17
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$343.7	$115.4	$77.3	$88.2	$624.6	$328.6	$93.4	$75.1	$83.2	$580.3
% change from PY	4.6%	23.6%	2.9%	6.0%	7.6%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(0.8)	—	—	—	(0.8)
Currency Translation Effects (1)	0.5	1.2	—	—	1.7	—	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	—	4.6	2.1	0.6	—	7.3
Impact of Change in DWR Shipping Terms	—	—	—	—	—	—	—	—	(5.0)	(5.0)
Net Sales, organic	$344.2	$116.6	$77.3	$88.2	$626.3	$332.4	$95.5	$75.7	$78.2	$581.8
% change from PY	3.5%	22.1%	2.1%	12.8%	7.6%

Organic Order Growth by Segment *

	Three Months Ended					Three Months Ended
	9/1/18					9/2/17
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$345.0	$125.0	$80.1	$80.5	$630.6	$334.8	$108.5	$75.4	$76.1	$594.8
% change from PY	3.0%	15.2%	6.2%	5.8%	6.0%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(2.2)	—	—	—	(2.2)
Currency Translation Effects (1)	0.6	1.5	—	—	2.1	—	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	—	5.0	2.1	0.5	—	7.6
Orders, proforma	$345.6	$126.5	$80.1	$80.5	$632.7	$337.6	$110.6	$75.9	$76.1	$600.2
% change from PY	2.4%	14.4%	5.5%	5.8%	5.4%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period
* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Second Quarter Fiscal 2019 Guidance

Looking forward, Herman Miller expects net sales in the second quarter of fiscal 2019 to be in the range of $635 million to $655 million. On an organic basis, adjusted for the impact of reclassification related to the new revenue recognition standard, this forecast implies sales growth of 5% compared to the second quarter of the prior year at the mid-point of the range. The Company expects adjusted diluted earnings per share to range between $0.70 to $0.74.
Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/about-us/investors.html.

The Company will host a webcast to discuss the results of the first quarter of fiscal 2019 on Thursday, September 20, 2018, at 9:30 a.m. ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the 113-year-old company has relied on innovative design to solve problems wherever people work, live, learn, and heal. With recognizable designs as part of museum collections worldwide, Herman Miller is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award and has been ranked number one on Contract Magazine’s list of “Brands that Inspire” for four straight years. Known and respected for its leadership in corporate social responsibility, Herman Miller has earned numerous global sustainability and inclusivity awards including the Human Rights Foundation’s top rating in its Corporate Equality Index for 11 years in a row. In fiscal 2018, the Company generated $2.38 billion in revenue and employed nearly 8,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term profit optimization goals, employment and general economic conditions, the pace of economic recovery in the U.S. and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, changes in global tariff regulations, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, our ability to integrate and benefit from acquisitions and investments, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the three months ended September 1, 2018 follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended
	September 1, 2018		September 2, 2017
Net Sales	$624.6	100.0%	$580.3	100.0%
Cost of Sales	399.5	64.0%	363.4	62.6%
Gross Margin	225.1	36.0%	216.9	37.4%
Operating Expenses	178.0	28.5%	165.7	28.6%
Restructuring and Impairment Expenses	1.1	0.2%	2.1	0.4%
Operating Earnings	46.0	7.4%	49.1	8.5%
Other Expenses, net	1.9	0.3%	2.6	0.4%
Earnings Before Income Taxes and Equity Income	44.1	7.1%	46.5	8.0%
Income Tax Expense	8.9	1.4%	14.2	2.4%
Equity Income, net of tax	0.7	0.1%	0.8	0.1%
Net Earnings	35.9	5.7%	33.1	5.7%
Net Earnings Attributable to Noncontrolling Interests	0.1	—%	—	—%
Net Earnings Attributable to Herman Miller, Inc.	$35.8	5.7%	$33.1	5.7%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.60		$0.55
Weighted Average Basic Common Shares	59,370,160		59,758,610
Earnings Per Share – Diluted	$0.60		$0.55
Weighted Average Diluted Common Shares	59,869,114		60,329,269

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Three Months Ended
	September 1, 2018	September 2, 2017
Net Earnings	$35.9	$33.1
Cash Flows provided by Operating Activities	33.6	18.9
Cash Flows used for Investing Activities	(100.4)	(24.2)
Cash Flows used for Financing Activities	(33.0)	(13.0)
Effect of Exchange Rates	(2.4)	2.1
Change in Cash	(102.2)	(16.2)
Cash, Beginning of Period	203.9	96.2
Cash, End of Period	$101.7	$80.0

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	September 1, 2018	June 2, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$101.7	$203.9
Marketable Securities	8.5	8.6
Accounts and Notes Receivable, net	230.8	219.3
Inventories, net	163.8	162.4
Prepaid Expenses and Other	51.2	51.2
Total Current Assets	556.0	645.4
Net Property and Equipment	329.8	331.4
Other Assets	577.9	502.7
Total Assets	$1,463.7	$1,479.5

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$170.2	$171.4
Accrued Liabilities	223.0	242.4
Total Current Liabilities	393.2	413.8
Long-term Debt	281.9	275.0
Other Liabilities	94.7	95.4
Total Liabilities	769.8	784.2
Redeemable Noncontrolling Interests	20.7	30.5
Herman Miller, Inc. Stockholders' Equity	673.0	664.6
Noncontrolling Interests	0.2	0.2
Total Stockholders' Equity	673.2	664.8
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,463.7	$1,479.5

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